UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2022, NetCredit Receivables 2022, LLC (“NetCredit 2022”), a wholly-owned indirect subsidiary of Enova International, Inc. (the “Company”), entered into that certain Note Issuance and Purchase Agreement (the “Note Issuance and Purchase Agreement”) with Jefferies Funding LLC, as administrative agent and initial note purchaser, Citibank, N.A., as collateral agent and paying agent, and the note purchasers from time to time party thereto.

The following table summarizes certain key terms of the Note Issuance and Purchase Agreement.

Note Funding
Commitment Amount	$125,000,000.00
Borrowing Rate	SOFR + 4.75%
Funding Rate	80%
Revolving Period Termination	October 21, 2024
Maturity Date	October 21, 2026

The foregoing description of the Note Issuance and Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Note Issuance and Purchase Agreement that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova International, Inc.

Date:	October 26, 2022	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary